EXHIBIT 10.1

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Cover Sheet
Hostess Brands, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of restricted stock units (“RSUs”) to the individual named below. The terms and conditions of the RSUs are set forth in this cover sheet (“Cover Sheet”), in the attached Restricted Stock Unit Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan.

If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this award.

Signature:__________________________        Date:__________________________

HOSTESS BRANDS, INC.

By: _____________________
Name:
Title:

HOSTESS BRANDS, INC.
RESTRICTED STOCK UNIT AGREEMENT

Right to Shares
The award of RSUs represents your right to receive, and the Company’s obligation to deliver, one share of Common Stock (a “Share”) per RSU, subject to the terms and conditions of this Agreement, the Plan and the Cover Sheet.

Vesting
The RSUs awarded to you will vest in accordance with the schedule set forth in the Cover Sheet.
All unvested RSUs will cease vesting and will be forfeited as of the date your employment with the Company and its Subsidiaries has terminated for any reason.

Delivery; Settlement
A number of Shares equal to the number of the RSUs that vest on each Vesting Date will be delivered as soon as practicable and within 60 days following the applicable Vesting Date, and upon such delivery, you shall have no further rights with respect to those RSUs.

Change of Control
Notwithstanding the foregoing:
(A) if there occurs a Change of Control, and this Award does not continue or is not assumed by an acquiror on a substantially equivalent basis, then all RSUs that have not yet vested shall vest immediately prior to the Change of Control; and
(B) if there occurs a Change of Control, and this Award continues or is assumed by an acquiror on a substantially equivalent basis, and your employment is terminated by the Company or an acquiror without Cause or otherwise under circumstances entitling you to severance under the Company’s or acquiror’s severance plan within 12 months following the Change of Control, then all RSUs that have not yet vested shall vest immediately on your date of termination.
A number of Shares equal to the number of the RSUs that vest in accordance with the preceding clauses (A) and (B) shall be delivered as soon as practicable and within 60 days following the applicable vesting date described above, and upon such delivery, you shall have no further rights with respect to those RSUs.

Termination
Should your employment with the Company and its Subsidiaries terminate for any reason except in connection with a Change of Control as described above, all of your RSUs then unvested and outstanding will terminate, and you will no longer have any rights in respect of such RSUs.

Termination for Cause or Breach of any Continuing Obligation; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant under this Agreement or any other agreement between you and the Company or its Subsidiaries, the RSUs, whether or not vested, will immediately terminate.
In addition, if at any time within one year after the date on which you receive payment in respect of the RSUs (whether in the form of cash or Shares), (a) your employment is terminated for Cause or (b) after termination of your employment for any reason, the Committee determines in its discretion either that (i) during your period of employment, you engaged in an act or omission that would have warranted termination of your employment for Cause, or (ii) after termination of your employment, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant under this Agreement or any other agreement between you and the Company or any Subsidiary), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received pursuant to the RSUs, or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition.
Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Taxes
You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of the RSUs. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the RSUs. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale and Settlement
By signing this Agreement, you agree not to sell any Shares received upon settlement of RSUs at a time when applicable laws, regulations or Company policies prohibit a sale. The Company’s obligation to deliver Shares upon settlement of the RSUs shall be subject to applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations, and the Company will not permit the issuance of Shares at a time when such issuance would violate any law, rule, regulation or Company policy, as determined by the Company.
Any Shares issued hereunder, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.

Transfer of RSUs
You cannot transfer or assign your RSUs. For instance, you may not sell RSUs or use them as security for a loan. If you attempt to do any of these things, your Award will immediately become invalid.
Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to RSUs in any way.

Stockholder Rights; Dividend Equivalent Rights
You, or your estate or heirs, have no rights as a stockholder of the Company in respect of RSUs unless and until Shares have been delivered in settlement of the RSUs.
No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are delivered, except as described in the Plan. However, to the extent you hold RSUs on the record date any cash dividend is declared on Shares, you will receive a dividend equivalent right (“DER”). A DER is a right to an amount, per RSU held, equal to the amount of the cash dividend declared and paid in respect of one Share. DERs will be credited in the form of additional RSUs, with the number of RSUs based on the Fair Market Value of a Share as of the date the dividend is paid (rounded down to the nearest whole Share). DERs will be subject to the same vesting and other conditions as the RSUs to which they relate. If and to the extent that the underlying RSUs are forfeited, all related DERs shall also be forfeited. DERs will be paid at the same time the underlying RSUs are settled.

Restrictive Covenants: Covenant Not to Compete

During your employment with the Company or any Subsidiary and continuing for a period of six (6) months after the termination of the employment relationship by either party, with or without Cause, including voluntary termination, you will not, directly or indirectly, as an employee, agent, partner, consultant, representative, contractor or in any other capacity, work for or operate a “Competitive Business”. For the purposes of this Agreement, Competitive Business means any enterprise (including a person, firm or business) operating or which has made material plans to operate (i) in the in-store bakery or sweet baked goods business or (ii) any other business that offers products competitive with those products offered by the Company or its Subsidiaries or which the Company or its Subsidiaries have made material plans to offer. This restriction is limited to the United States and any other geographic market in which the Company or its Subsidiaries operate, or have made material plans to operate, as of the date of your separation from the Company or its Subsidiaries.

Covenant Not to Solicit
During your employment with the Company or any Subsidiary and continuing for a period of six (6) months after the termination of the employment relationship by either party, with or without Cause, including voluntary termination, you will not, directly or indirectly, (a) as an employee, agent, partner, consultant, representative, contractor or in any other capacity, solicit, call on, divert, negotiate with or communicate with any customer or distributor of the Company or its Subsidiaries with whom you had contact during the final one (1) year period of your employment with the Company or any Subsidiary for the purpose of providing or selling competitive products or services to those of the Company or any Subsidiary or diverting or inducing the diversion of business from the Company or any Subsidiary or (b) engage, recruit, solicit for employment or engagement, offer employment to or hire, or otherwise seek to influence or alter any relationship with any person who is an employee of the Company or any Subsidiary; provided, however, that this provision shall not restrict you from offering employment to or otherwise engaging any current or former employee of the Company or any Subsidiary who responds to a general advertisement. The term “contact” as used above, shall mean any customer or distributor: (i) with which you had dealings; or (ii) for which you had responsibility for engaging, supervising, overseeing or conducting the Company’s or any Subsidiary’s relationship.

Remedies Applicable to Restrictive Covenants
You acknowledge, agree and represent that the type and periods of restrictions imposed in this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interests of the Company and its Subsidiaries, rather than to prevent you from earning a livelihood. You further acknowledge and agree that the business of the Company and its Subsidiaries is highly competitive and that the Company’s and its Subsidiaries’ confidential information and proprietary materials have been developed by the Company and its Subsidiaries at significant expense and effort, and that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries. You represent and agree that: (i) you have reviewed and understand the covenants set forth in this Agreement, (ii) you are fully aware of your obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) the length of time, scope and geographic coverage of these covenants is reasonable and (iv) you are receiving valuable and sufficient consideration for your covenants under this Agreement, including without limitation your covenants not to compete and not to solicit.
You acknowledge and agree that each of the covenants in this Agreement has a unique, very substantial and immeasurable value to the Company and its Subsidiaries, that such covenants will not in any way impair your ability to earn a living and that you have sufficient assets and skills to earn a living while such covenants remain in force and that, as a result of the foregoing, in the event that you breach such covenants, monetary damages would be an insufficient remedy for the Company and its Subsidiaries and equitable enforcement of the covenants would be proper. You therefore agree that the Company, in addition to any other remedies available to it, including under this Agreement and pursuant to Section 13 of the Plan, will be entitled to preliminary and permanent injunctive relief in aid of arbitration in the event of any breach or threatened breach by you of any of the covenants in this Agreement, without the necessity of showing actual monetary damages or the posting of a bond or other security. Such action for injunctive relief in aid of arbitration shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, or in any other court of competent jurisdiction sitting in the County and State of New York, and you and the Company agree to the personal jurisdiction thereof. You and the Company hereby irrevocably waive any objection you or the Company may now or hereafter have to the laying of venue of any such action for injunctive relief in aid of arbitration in said court(s), and further irrevocably waive any claim you or the Company may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum.
You and the Company further agree that, in the event that any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be unenforceable for any reason, that provision or a portion thereof will be deemed to be modified so as to render it enforceable to the maximum extent permitted by law and to the extent such provision or portion thereof cannot be rendered enforceable, this Agreement shall be considered divisible as to such provision, which shall become null and void, leaving the remainder of this Agreement in full force and effect.
The provisions of this Agreement shall not affect the Company’s ability to enforce the provisions of any other agreement in effect between the Company or any Subsidiary and you, including without limitation, the covenants contained in any offer letter, severance plan or policy, or employment agreement.

No Right to Continued Employment
Neither the grant of this Award, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan, except to the extent otherwise provided in this Agreement with respect to injunctive relief in aid of arbitration.

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to this Award or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to this Award or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the RSUs may be amended by the Committee or the Board as permitted by the Plan.
The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.
This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded. In the event there is any express conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.